UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 9, 2015
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously announced, on November 9, 2015, Darden Restaurants, Inc. (the “Company”) completed the spin-off of select real estate and restaurant assets into Four Corners Property Trust, Inc. (“FCPT”). The Company effected the spin-off by distributing one share of FCPT common stock for every three shares of the Company’s common stock held of record as of November 2, 2015, the record date for the spin-off. No fractional FCPT shares were distributed in connection with the spin-off, with a cash payment instead being made in lieu of any fractional shares. In connection with the completion of the spin-off, unaudited pro forma consolidated financial information of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2015, the Company filed articles of amendment to its articles of incorporation with the State of Florida which eliminated from the Company’s articles of incorporation all matters set forth in the articles of incorporation with respect to the Series A Junior Participating Preferred Stock, without par value (the “Series A Junior Participating Preferred Stock”), of the Company. No shares of the Series A Junior Participating Preferred Stock were issued and outstanding at the time of the filing of the articles of amendment. A copy of the articles of amendment is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b)     Pro forma financial information.

Unaudited pro forma consolidated financial information of the Company giving effect to the spin-off of FCPT and related transactions, and the related notes thereto, required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d)    Exhibits.

Exhibit Number	Description
3.1	Articles of Amendment to the Articles of Incorporation, as amended, of Darden Restaurants, Inc. filed November 10, 2015.
99.1	Unaudited Pro Forma Consolidated Financial Information of Darden Restaurants, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ Jeffrey A. Davis
Jeffrey A. Davis
Date: November 13, 2015		Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Amendment to the Articles of Incorporation, as amended, of Darden Restaurants, Inc. filed November 10, 2015.
99.1	Unaudited Pro Forma Consolidated Financial Information of Darden Restaurants, Inc.